SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 22, 2010 (December 21, 2010)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	001-33912 (Commission File Number)	04-3308902 (IRS Employer Identification No.)

222 Merrimack Street Lowell, Massachusetts (address of principal executive offices)	01852 (Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                              Compensatory Arrangements of Certain Officers

On December 21, 2010, Enterprise Bancorp, Inc. (the “Company”) and its principal subsidiary, Enterprise Bank and Trust Company (the “Bank”), entered into a Change in Control/Non-Competition Agreement (the “Agreement”) with its Executive Vice President, Treasurer and Chief Financial Officer, James A. Marcotte.  Under the terms of the Agreement, Mr. Marcotte will be paid a lump sum equal to 1.5 times his previous highest annual compensation (as defined in the Agreement to include the sum of his highest annual base salary and highest annual cash bonus paid within the most recent three years prior to the date of termination), together with certain other specified payments and benefits, including continuation of health and welfare benefits for 18 months on the same terms as were available to Mr. Marcotte as of the date of termination or, if more favorable, as of the date of the change in control, if his employment is terminated for any reason, whether at the initiative of the Company (including any successor employer) or of Mr. Marcotte and whether or not for cause, within two years after the date of a change in control of the Company (as defined in the Agreement).  If Mr. Marcotte is terminated for any reason within one year prior to the occurrence of a change in control, other than for cause (as defined in the Agreement), then he is entitled to receive all of the payments and benefits that he would have been entitled to receive if such termination had occurred within two years after the date of such change in control.

If the Company terminates Mr. Marcotte’s employment, in the absence of any change in control, for any reason other than for cause, then he will be paid a lump sum equal to 75% of the sum of his then-current annual base salary and the amount of any annual incentive or other bonus paid to Mr. Marcotte with respect to the most recently completed fiscal year prior to the date of termination, subject to recoupment if Mr. Marcotte breaches any of the confidentiality, non-compete and non-solicitation covenants described below.

Under the Agreement, Mr. Marcotte is subject to ongoing confidentiality obligations that apply during the period of his employment and thereafter, regardless of the occurrence of any change in control.  Mr. Marcotte is also subject to non-compete and non-solicitation restrictions under the Agreement, which apply for one year following a termination of employment for any reason prior to a change in control (and assuming a change in control does not occur within this one-year period), subject to the automatic termination of such restrictions upon the occurrence of a change in control.

Item 9.01.                                         Financial Statements and Exhibits

(a)                     Not applicable

(b)                    Not applicable

(c)                     Not applicable

(d)                    The following exhibit is included with this report:

Exhibit 10.1	Change in Control/Non-Competition Agreement dated as of December 21, 2010 by and among the Company, the Bank and James A. Marcotte.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: December 22, 2010	By:	/s/ John P. Clancy, Jr.
John P. Clancy, Jr.
Chief Executive Officer